Exhibit 1
                                                                     ---------

                                    AGREEMENT

                     THIS AGREEMENT ("Agreement"), dated as of December 3, 1999, is among International Specialty Products Inc. and the other parties signatory hereto (collectively, the "Investors") with respect to shares of common stock (the "Shares") of Life Technologies, Inc., a Delaware corporation (the "Company).

                                    RECITALS:

                     WHEREAS, as of the date hereof, each of the parties hereto owns or controls, directly or indirectly, that number of Shares set forth after its name on the signature pages to this Agreement;

                     WHEREAS, each of the parties hereto is party to one or more agreements with certain of the Investors with respect to Shares of the Company, which agreements have been described in certain Schedule 13D filings previously made by the applicable Investors (collectively, the "Previous Agreements"); and

                     WHEREAS, the parties hereto desire to extend the term of each of the Previous Agreements.

                     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                     1. Each of the Previous Agreements is hereby amended such that each of the covenants and agreements contained therein subject to expiration shall remain in effect and be binding on the parties thereto through and until September 30, 2000.

                     2. Each of the Previous Agreements, as amended hereby, shall remain in full force and effect.

                     3. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           [signature pages to follow]

                     IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date written above.


                                 INTERNATIONAL SPECIALTY PRODUCTS INC.

                                 By: /s/ Kumar Shah
                                     ------------------------------------
                                     Name: Kumar Shah
                                     Title: Senior Vice President

                                 Shares owned: 3,506,270

                     IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date written above.


                                      THE COHEN REVOCABLE TRUST

                                      By: /s/ S. Cohen
                                          ----------------------------------
                                          Name: S. Cohen
                                          Title: Trustee

                                      Shares owned: 397,100














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
                     IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date written above.


                                    BEAR, STEARNS & CO. INC.

                                    By: /s/ Barry Cohen
                                        ---------------------------------
                                        Name: Barry Cohen
                                        Title: Senior Managing Director

                                    Shares owned:  No less than 300,000

                                    Notwithstanding the third paragraph of the agreement dated as of November 25, 1998, Bear, Stearns & Co. Inc. shall be permitted to make sales of Shares pursuant to its market-making activities so long as Bear, Stearns continues to own at all times during the term of such paragraph no less than 300,000 Shares.











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
                     IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date written above.


                                           FREDERICK R. ADLER INTANGIBLE
                                           ASSET MANAGEMENT TRUST

                                           By: /s/ Susan R. Chapman
                                               -------------------------------
                                               Name: Susan R. Chapman
                                               Title: Trustee

                                           Shares owned: 713,395










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
                     IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date written above.



                                                /s/ A. Chang
                                                ------------------------------
                                                A. Chang

                                                Shares owned: 135,500

                    IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date written above.


                               YORK CAPITAL MANAGEMENT, L.P.,
                               by Dinan Management, L.L.C.,
                               its General Partner

                               By: /s/ James G. Dinan
                                   --------------------------------------------
                                   James G. Dinan
                                   Senior Managing Member

                               Shares owned: 78,700



                               JGD MANAGEMENT CORP.

                               By: /s/ James G. Dinan
                                   --------------------------------------------
                                   James G. Dinan
                                   President

                               Shares controlled: 23,100



                               YORK INVESTMENT, LTD.

                               By: /s/ Anthony L.M. Inder Reiden
                                   --------------------------------------------
                                   Anthony L.M. Inder Reiden
                                   Director

                               Shares owned: 129,600






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